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                                                                       EX-10.80

                    RECEIVABLES FINANCING FACILITY AGREEMENT

      RECEIVABLES FINANCING FACILITY AGREEMENT, dated as of the 28th day of February, 2001, by and between (i) OCWEN FEDERAL BANK FSB, a federal savings bank, as Lender and Pledgee (the "Lender"), and (ii) NEW CENTURY MORTGAGE CORPORATION, a California corporation, as Borrower and Pledgor (the "Borrower").

                                 R E C I T A L S

      WHEREAS, the Borrower desires to enter into this Agreement (as defined herein) and the Note (as defined herein); and

      WHEREAS, the Borrower will incur monetary and other obligations to the Lender pursuant to this Agreement and the Note; and

      WHEREAS, the Borrower, as master servicer with respect to those certain securitization transactions listed on Exhibit C hereto (the "Securitization Transactions"), shall be entitled to Receivables (as defined herein) from the applicable trust that owns the underlying Mortgage Loans (as defined herein); and

      WHEREAS, all of the right, title and interest in the Receivables and the Other Assets (as defined herein) are intended to be and shall be the assets of the Borrower; and

      WHEREAS, Lender is willing to provide the Borrower with a one-time Loan in consideration of the pledge of the Collateral (as defined herein) and on the terms and conditions set forth herein; and

      WHEREAS, it is a condition precedent to the obligation of Lender to enter into this Agreement and to make the Loan hereunder to the Borrower, that the Borrower shall have executed and delivered UCC-1 financing statements evidencing the lien on the the Pledged Assets in favor of Lender;

      NOW THEREFORE in consideration of the premises and mutual agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Definitions. When used herein, the following terms shall have the meanings set forth below:

      "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For

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purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agreement" shall mean this Receivables Financing Facility Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      "Borrower" shall mean New Century Mortgage Corporation, a California corporation, and any successor thereto.

      "Business Day" shall mean any day other than a Saturday, Sunday or any day on which federal reserve banks or the Lender are not authorized or required to close.

      "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

      "Cash" shall mean all cash and cash equivalents, as shown on the consolidated balance sheet of the Borrower prepared in accordance with GAAP, including, without limitation, all deposit accounts of the Borrower with the Lender or any other financial institution.

      "Code" shall mean the Internal Revenue Code of 1986, together with all amendments from time to time thereto.

      "Collateral" shall have the meaning set forth in Section 3.1 hereof.

      "Collateral Deficiency" shall have the meaning set forth in Section 3.5(a) hereof.

      "Collateral Value" shall mean with respect to the Loan and any of the Collateral securing the Loan, the value determined by the Lender in its sole discretion.

      "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group that is treated as a single employer under Section 414 of the Code of which the Borrower is a member.


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      "Event of Default" shall have the meaning set forth in Section 9 hereof.

      "Facility Amount" shall mean (a) initially, $18,000,000, and (b) following the date that any Loan is made pursuant to Section 2.2(c), the sum of (i) the amount of the initial Loan made hereunder, plus (ii) the amount of the Loan made pursuant to Section 2.2(c).

      "Foreclosure Advance" shall mean a recoverable advance made by Borrower for T&I Payments or the costs of repair or enforcement in connection with the foreclosure or other enforcement of a Mortgage Loan which is part of the underlying pool of Mortgage Loans backing a Securitization Transaction.

      "Foreclosure Advance Receivable" shall mean as of any date of determination, a valid, readily enforceable claim of the Borrower to retain amounts received or to be received from an obligor, or out of the foreclosure proceeds, under a Mortgage Loan serviced by the Borrower to reimburse the Borrower for a Foreclosure Advance.

      "GAAP" shall mean generally accepted accounting principles as in effect in the United States, as may be in place from time to time, on a consistent basis.

      "Guarantee" shall mean any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital, or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect such owner against loss in respect thereof; provided, that the term "Guarantee" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

      "Indebtedness" shall mean with respect to any Person at any time, without duplication, all obligations of such Person which, in accordance with GAAP, consistently applied, should be classified as liabilities on an unconsolidated balance sheet of such Person, but in any event shall include: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, but excluding accrued expenses and trade payables incurred and paid in the ordinary course of business, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all capitalized lease


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obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, in respect of letters of credit or banker's acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Guarantees by such Person of Indebtedness of others.

      "Investment" as applied to any Person, shall mean, any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivables from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business.

      "Interest Rate" shall have the meaning set forth in Section 2.4(a) hereof.

      "Junior Securitization Interests" shall mean a Mortgage-backed Security that represents a subordinated right to receive principal or interest payments on the underlying mortgage loans.

      "Lender" shall mean Ocwen Federal Bank FSB, a federal savings bank, and any successor thereto.

      "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance or pledge for security purposes.

      "Loan" shall mean the extension of funds to the Borrower by Lender pursuant to Section 2 of this Agreement.

      "Loan Documents" shall mean and include this Agreement, the Note and all other documents and instruments executed and delivered in connection herewith or therewith.

      "Mandatory Prepayment Amount" shall mean for the Loan, all of the cash flow attributable to the related Pledged Assets after payment of interest on the Loan pursuant to Section 2.4(a) hereof, which are pledged as Collateral for such Loan.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, properties or condition (financial or otherwise) of (i) the Borrower individually or (ii) the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder or (c) the ability of the Borrower to perform its obligations under any Loan Document or any Other Agreement.


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      "Mortgage" shall mean a mortgage or deed of trust on real property which has been improved by a completed single family (i.e., one to four family units) dwelling unit (i.e., a detached house, townhouse or condominium).

      "Mortgage-backed Security" shall mean a security (including, without limitation, a participation certificate) that is an interest in a pool of Mortgage Loans or is secured by such an interest.

      "Mortgage Loan" shall mean a Mortgage Note and the related Mortgage.

      "Mortgage Note" shall mean a promissory note which has a term not exceeding 30 years evidencing a loan or advance which is secured by a Mortgage.

      "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Note" shall have the meaning set forth in Section 2.3(a) hereof.

      "Notice of Borrowing" shall have the meaning set forth in Section 2.2(a) hereof.

      "Obligations" shall mean (i) the unpaid principal of and premiums, if any, and interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loan and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceedings, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other obligations and liabilities of every nature of the Borrower from time to time owing to Lender, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), which may arise under, out of, or in connection with, this Agreement or any other Loan Document or under any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, premium, if any, interest, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and disbursements of counsel to the Lender) that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document.

      "One-Month LIBOR" shall mean as of any date of determination, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on such day, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of the Loan are then


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being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Loan outstanding on such day.

      "Other Agreements" shall mean any agreement, other than this Agreement, between the Borrower and Lender or any of its Affiliates or agents, whether now existing or hereafter entered into, as any such agreement may be amended, supplemented or otherwise modified from time to time.

      "Other Assets" shall mean the Servicing Rights (or Borrower's contract right to repurchase those Servicing Rights which are subject to the U.S. Bank Repurchase Agreement) with respect to the underlying Mortgage Loans with respect to the Securitization Transactions.

      "Maturity Date" shall mean March 30, 2001.

      "Net Worth" shall mean the excess of total assets of the Borrower over total liabilities of the Borrower, determined in accordance with GAAP.

      "Permitted Lien" shall mean the interest of U.S. Bank National Association on the Other Assets pursuant to the U.S. Bank Repurchase Agreement, which interest is senior to the lien of the Lender on the Other Assets.

      "Person" shall mean an individual, partnership, limited liability company, corporation, business trust, joint venture or other entity of whatever nature.

      "Plan" shall mean, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which any the Borrower or an Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Pledged Assets" shall mean the Receivables and Other Assets pledged to the Lender hereunder from time to time as Collateral hereunder.

      "Pledgee" shall mean Lender.

      "Pledgor" shall mean the Borrower.

      "Pool P&I Payment" shall mean a recoverable payment of delinquent principal or interest on a Mortgage Loan (other than a Mortgage Loan which is in bankruptcy or in the process of foreclosure) which is part of the underlying pool of Mortgage Loans backing a Securitization Transaction.

      "Pool P&I Payment Receivable" shall mean as of any date of determination, a valid, readily enforceable claim of the Borrower to retain amounts received or to be received from an obligor under


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a Mortgage Loan serviced by the Borrower that is currently due from such obligor to reimburse the Borrower for a Pool P&I Payment.

      "Pooling and Servicing Agreement" shall mean any pooling and servicing agreement, trust agreement or other agreement pursuant to which the Mortgage Loans underlying any of the Pledged Assets are serviced or administered or the Pledged Assets are issued or exchanged.

      "Proceeds" shall mean all "proceeds" as defined in Section 9-306(1) of the UCC and, in any event, shall include without limitation, all collections, distributions or other income or receipts from or in respect of the Pledged Assets.

      "Receivable" shall mean a Pool P&I Payment Receivable, a T&I Payment Receivable or a Foreclosure Advance Receivable with respect to the Securitization Transactions or the underlying Mortgage Loans thereto.

      "Responsible Officer" shall mean the president or any vice president of the Borrower.

      "Restricted Payments" shall mean with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

      "Securitization Transaction" shall have the meaning set forth in the recitals hereto.

      "Servicing Contract" shall mean a contract or agreement purchased by Borrower or entered into by Borrower for its own account (and not as nominee or subservicer), whether now existing or hereafter purchased or entered into, pursuant to which Borrower services Mortgage Loans or Mortgage Loan pools for others.

      "Servicing Rights" shall mean any and all rights of Borrower held for its own account (and not as nominee or subservicer), whether pursuant to a Servicing Contract or otherwise, to service Mortgage Loans or Mortgage Loan pools, including, without limitation, (i) all rights to collect payments due and enforce the rights of the mortgagee under any Mortgage Loans, (ii) all rights to receive compensation and termination fees under any Servicing Contract and (iii) all rights to receive the proceeds from any sale or other transfer of Borrower's interest in any Servicing Contract.

      "Servicing Rights Purchase Agreement" shall mean that certain Servicing Rights Purchase Agreement, dated as of February 28, 2001, by and between the Borrower and the Lender.

      "Subsidiary" shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such


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other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

      "Tangible Net Worth" shall mean, as of any date of determination, the consolidated Net Worth of the Borrower and its subsidiaries, less the consolidated net book value of all assets of the Borrower and its subsidiaries (to the extent reflected as an asset in the balance sheet of the Borrower or any subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense.

      "T&I Payment" shall mean a recoverable payment of real estate taxes or insurance premiums in respect of a Mortgage Loan (other than a Mortgage Loan that is in bankruptcy or in the process of foreclosure) which is part of the underlying pool of Mortgage Loans backing a Securitization Transaction.

      "T&I Payment Receivable" shall mean as of any date of determination, a valid, readily enforceable claim of the Borrower against any obligor on any Mortgage Loan (other than a Mortgage Loan that is in bankruptcy or in the process of foreclosure) and the accounts of such obligor for repayment of any T&I Payment made by the Borrower that is currently due from such obligor to reimburse the Borrower for a T&I Payment.

      "Termination Date" shall mean the Maturity Date or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law, as same may be extended by Lender in its sole discretion.

      "Tri-Party Agreement" shall have the meaning set forth in Section 8.2(f).

      "Trustee" shall mean any trustee under a Pooling and Servicing Agreement.

      "UCC" shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

      "U.S. Bank Repurchase Agreement" shall mean that certain Restated Purchase Agreement, dated as of July 31, 2000, between the Borrower and U.S. Bank National Association, as amended.

Section 2. The Loan.

      2.1 Agreement to Lend. Subject to the terms and conditions of this Agreement, and provided that no Default or Event of Default shall have occurred and be continuing hereunder, Lender


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shall make available to the Borrower a one-time term loan in the principal amount not to exceed the Facility Amount. The Borrower may not reborrow any amount of the Loan hereunder.

      2.2 Manner of Borrowing.

            (a) The Borrower shall notify Lender of its intention to borrow hereunder by delivering a Notice of Borrowing substantially in the form of Exhibit B hereto (a "Notice of Borrowing") not later than 12:00 Noon New York City time on the Business Day for which the Loan is requested. The Notice of Borrowing shall specify (i) the amount of the Loan requested and (ii) a summary of the Pledged Assets securing the Loan.

            (b) If, as of the date of the requested Loan, all of the conditions to the making of the Loan set forth in Section 8 have been met, Lender shall, via wire transfer in immediately available funds, extend the requested Loan to the Borrower; provided that the outstanding principal amount of the Loan shall not exceed the Facility Amount.

            (c) Notwithstanding any other provision to the contrary, without any further action by the Borrower hereunder, on the date that the Lender is required to make the payments of Advances and Prepayment Interest Shortfall Amounts (as such terms are defined in the Servicing Rights Purchase Agreement) in March, 2001, pursuant to the terms of Section 6.01(a) of the Servicing Rights Purchase Agreement, the Lender shall be deemed to have made an additional Loan to the Borrower in an amount equal to the aggregate amount of all such Advances and Prepayment Interest Shortfall Amounts actually paid by the Lender.

      2.3 Note.

            (a) The Borrower's obligation to repay the Loan extended and interest thereon shall be evidenced by a single promissory note of the Borrower payable to the order of Lender, substantially in the form of Exhibit A hereto (as amended, supplemented or otherwise modified from time to time, the "Note").

            (b) The date and amount of the Loan made by Lender and the date and amount of each payment of principal made by the Borrower shall be evidenced by entries made by Lender in its books and records kept by it in the normal course of its business. The Borrower agrees and acknowledges that such books and records of Lender documenting actual disbursements paid to and received from the Borrower shall constitute prima facie evidence of the Borrower's Indebtedness outstanding hereunder.

      2.4 Interest.

            (a) The Borrower agrees to pay Lender interest on the unpaid principal amount of the Loan from and including the date the Loan is extended to but not including the date of which


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the Loan is paid in full. Interest shall accrue on a daily basis at a rate per annum equal to One-month LIBOR plus 2.5% (two hundred and fifty basis points) (the "Interest Rate").

            (b) If the Borrower shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any principal, interest or other amount owing to Lender under this Agreement or the Note and such failure to pay shall constitute an Event of Default, the Borrower shall pay to Lender on demand such principal, interest or other amount together with interest on such principal, interest or other amount in default from and including the date such payment became due until payment thereof in full at a rate per annum equal to the Interest Rate plus one and one-half percent (1.5%) per annum.

            (c) All interest payable hereunder shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

      2.5 Repayment of the Loan. The Loan outstanding shall be repaid in full on the Termination Date, together with accrued but unpaid interest thereon.

      2.6 Optional Prepayments. The Borrower may at any time upon one (1) Business Day's prior written notice to Lender prepay the Loan in whole or in part, without premium, together with accrued interest to the date of such prepayment on the amount prepaid.

      2.7 Payment Procedures.

            (a) All payments to Lender hereunder or under the Note shall be made in immediately available funds, and free and clear of and without deduction for any taxes, levies, duties, charges, counterclaims, set-offs, fees or withholdings of any nature hereafter imposed, assessed or collected, not later than the due date for such payment through the Federal Reserve Fedwire System for credit to the account of the Lender (Ocwen Federal Bank, ABA# 221271113, G/L# 545542199, Account No. 5455.42199, Reference: New Century, Attention:
Richard Delgado).

            (b) Any payments made hereunder shall be applied first against costs and expenses due hereunder pursuant to Section 9.3; then against default interest, if any; then against interest due on the Loan; and thereafter against the unpaid principal of the Loan.

            (c) Any payments made on account of principal hereunder may not be reborrowed, it being the express intent of the parties that this Agreement cover a one-time term Loan (other than any Loan made pursuant to Section 2.2(c)).

Section 3. Pledge; Grant of Security Interest.

      3.1 Pledge. The Borrower hereby pledges and grants to Lender and its successors, endorsees, transferees and assigns, as collateral security for the prompt and complete payment and

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performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, a security interest in and assignment of all of the Borrower's rights, title and interest in and to the following property and interests in property, whether now owned or existing or hereafter arising or acquired and wheresoever located and whether the same comprise accounts, instruments, securities, chattel paper or general intangibles (as each such term is defined in the UCC) (the "Collateral"):

            (a) all of the Borrower's rights in the Pledged Assets;

            (b) all rights, privileges, authority and powers of the Borrower as owner or holder of the foregoing, including, but not limited to, all general intangibles and contract rights related thereto;

            (c) all securities, moneys or property representing dividends or interest on any of the foregoing, or representing a distribution in respect of the foregoing, or resulting from a split-up, revision, reclassification or other like change of the foregoing or otherwise received in exchange therefor, or otherwise in respect of, the foregoing;

            (d) all documents and certificates, if any, representing or evidencing the Borrower's interest in the foregoing;

            (e) all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, the Borrower's interest in the foregoing;

            (f) all "collateral", however defined, under any Other Agreements and all other property securing indebtedness of the Borrower to Lender or any of its Affiliates or Subsidiaries to the extent not applied to the satisfaction of such indebtedness; and

            (g) any other right, title, interest, privilege, authority and power of the Borrower, as a holder of the foregoing, all whether now existing or hereafter arising, and whether arising at law or in equity and any and all Proceeds of any of the foregoing and all books and records of the Borrower pertaining to any of the foregoing.

      3.2 Notification to Trustee. Concurrently with the request to make the Loan pursuant to Section 2.1 above, the Borrower shall have executed an instruction letter in the form attached hereto as Exhibit F (the "Instruction Letter") which (1) notifies each Trustee in connection with the related Securitization Transaction of the pledge of the related Pledged Assets hereunder, and (2) instructs the Trustee to pay all amounts payable to the Borrower with respect to the Pledged Assets to an account specified by the Lender; provided that no Instruction Letter shall be required with respect to any Securitization Transaction for which the related Trustee is a party to the executed Tri-Party Agreement.

      3.3 Further Assurances. The Borrower shall take any and all action required by Lender in order that Lender has a valid, first priority, perfected security interest in the Collateral (subject only to Permitted Liens), including executing financing statements and assigning or endorsing Collateral to Lender.

Section 4. Representations and Warranties of the Borrower.

      The Borrower hereby represents and warrants to Lender as of the date of this Agreement and on the date that the Loan is made hereunder as follows:

      4.1 Organization. It is a corporation duly incorporated and validly existing in good standing under the laws of the State of its incorporation and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified or in good standing could not have a Material Adverse Effect.

      4.2 Power and Authority. It has all requisite corporate power and authority and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted and to execute and deliver and perform its obligations under the Loan Documents, including, to pledge the Pledged Assets as Collateral under this Agreement and to execute the Note.

      4.3 Authorization of Borrowing. All appropriate and necessary action has been taken by it to authorize the execution and delivery of this Agreement and, in the case of the Borrower, the Note, and to authorize the performance and observance of the terms hereof and thereof.

      4.4 Agreement Binding. This Agreement and the Note each constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms except as may be limited by laws governing insolvency or creditors' rights or by rules of equity. The execution, delivery and performance of this Agreement, the Note and any other Loan Document will not violate any provision of law, regulation, order or other governmental directive, or conflict with, constitute a default under, or result in the breach of any provision of any material agreement, ordinance, decree, bond, indenture, order or judgment to which the Borrower is a party or by which it or its properties is or are bound.

      4.5 Compliance with Law. It is conducting its business and operations in material compliance with all applicable material laws, regulations, ordinances and directives of governmental authorities. It has filed all tax returns required to be filed and has paid all taxes in respect of the ownership of its assets or the conduct of its operations prior to the date after which penalties attach for failure to pay except (a) to the extent that the payment of such taxes is being contested in good faith by it in appropriate proceedings and adequate reserves have been provided for the payment thereof, or (b) with respect to such returns and/or taxes which are not material in either nature or amount such that any failure to file such returns or pay such taxes would not materially and adversely affect its financial condition, operations, business or prospects.

      4.6 Consents. All licenses, consents and approvals required from and all registrations and filings required to be made with any governmental or other public body or authority for the making and performance by the Borrower of this Agreement and the Note have been obtained and are in effect.

      4.7 Litigation. There is no action, suit or proceeding at law or in equity by or before any court, governmental agency or authority or arbitral tribunal now pending or, to the knowledge of the Borrower, threatened against or affecting it which, if determined adversely, may have a Material Adverse Effect.

      4.8 Financial Statements. The unaudited balance sheet of the Borrower (on a consolidated basis) as at December 31, 1999, and the related statement of income for the fiscal period ended on such date, in each case heretofore furnished to the Lender, are complete and correct in all material respects and fairly present the financial condition of the Borrower as at said date (subject to normal year-end audit adjustments), all in accordance with GAAP applied on a consistent basis. On said date, the Borrower had no material contingent liabilities, liabilities for taxes, unusual or anticipated losses from any unfavorable commitments, except as referred to or reflected in said balance sheet as at said date. Since December 31, 1999, there has been no material adverse change in the operations, condition (financial or otherwise) or business of the Borrower from that set forth in said financial statements as at said date.

      4.9 Other Obligations. It is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which could have a Material Adverse Effect.

      4.10 Margin Regulations. It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Loan will be used to (a) purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or
(b) pay the principal or interest of any securities issued by the Borrower in connection with a Securitization Transaction.

      4.11 Investment Company Act. It is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

      4.12 Chief Executive Office. The chief executive office of the Borrower is located in 18400 Von Karman, Suite 1000, Irvine, California 92612 or such other location in the United States as has been notified to Lender from time to time pursuant to Section 5.21.

      4.13 Reserved.

      4.14 Full Disclosure. No representation or warranty made by or on behalf of the Borrower contained herein and no information (written or oral), certificate, financial statement or report furnished by or on behalf of the Borrower hereunder, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein contained, in light of the circumstances in which made, not misleading.

      4.15 ERISA. Except as disclosed to the Lender, neither it nor any of its respective Subsidiaries maintains any Plans, and it agrees to notify the Lender in advance of forming any Plans. Neither it nor any of its Affiliates has any obligations or liabilities with respect to any employee pension benefit plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five-year period prior to the date this representation is made or deemed made. It and any of its Affiliates will give notice if at any time it or any of its Affiliates has any obligations or liabilities with respect to any employee pension benefit plan or Multiemployer Plan. All Plans maintained by it or any of its Affiliates are in substantial compliance with all applicable laws (including ERISA).

      4.16 Representations of the Borrower with respect to the Pledged Assets.

            (a) there are no agreements on the part of the Borrower to issue, sell or distribute the Pledged Assets except as provided in the Other Agreements or the U.S. Bank Repurchase Agreement.

            (b) Borrower is the beneficial owner of, and has good title to, the Pledged Assets, free of any and all Liens (other than Permitted Liens) or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

            (c) The Pledged Assets, when pledged as Collateral hereunder, shall be unencumbered, and this Agreement, together with the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of California naming the Borrower as "debtor" and the Lender as "secured party" and describing such Collateral as the "collateral", will create a valid first priority perfected security interest in such Collateral (subject only to Permitted Liens) in favor of Lender in accordance with its terms against all creditors of the Borrower and any Persons purporting to purchase such Collateral from the Borrower.

            (d) Borrower has obtained from any and all concerned creditors, any waivers, amendments, releases or acknowledgments necessary to create and perfect in favor of the Lender the first priority security interests (subject only to Permitted Liens) provided herein.

      4.17 Representations as to each Pooling and Servicing Agreement. All of the representations and warranties in any applicable Pooling and Servicing Agreement are true and correct in all material respects as of the date hereof as if made on such date and are incorporated herein by reference mutatis mutandis; or any such breach thereof does not have a Material Adverse

Effect. Except as otherwise described in the Other Agreements, no Event of Default has occurred and is continuing under any Pooling and Servicing Agreement.

      4.18 Survival. All representations and warranties made by the Borrower herein, whether express or implied, shall survive until all Obligations have been fully satisfied and discharged.

Section 5. Affirmative Covenants of the Borrower.

      The Borrower hereby covenants to Lender that, until the payment in full and final performance of all of its respective Obligations to Lender under the Loan Documents, it shall perform the following obligations:

      5.1 Reports and Notices.

            (a) Within five Business Days after any officer of the Borrower has knowledge of their occurrence, notice of each of the following events: (i) the commencement of any action, suit, proceeding or arbitration against the Borrower or any Subsidiary of the Borrower, or any material development in any action, suit, proceeding or arbitration pending or threatened against the Borrower or any such Subsidiary, (A) in which the aggregate uninsured amount claimed is more than $1,000,000, (B) which would, if decided in a manner adverse to the Borrower or such Subsidiary, result in a Material Adverse Effect or (C) which relates to this Agreement or any document executed pursuant hereto or any transaction financed or to be financed in whole or in part directly or indirectly with the proceeds of the loans made pursuant hereto; (ii) any Default and what actions, if any, the Borrower is taking or contemplates taking in regard thereto; (iii) any notice under any Pooling and Servicing Agreement from any party thereunder that it intends to put the Borrower on probation, declare an event of default thereunder, or that it intends to terminate the servicer thereunder; (iv) notice of any other Material Adverse Effect, including any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Lender; and

            (b) From time to time, such other information regarding the business, operations, affairs and financial condition of the Borrower as the Lender may reasonably request.

      5.2 Corporate Existence; Agency Status. The Borrower will (a) maintain its corporate existence in good standing under the laws of the jurisdiction of its incorporation and (b) its right to carry on its business and operations in each jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to be in good standing would preclude the Borrower from enforcing its rights with respect to any material assets or expose the Borrower to any material liability.

      5.3 Compliance with Laws, Taxes, etc. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders (including without limitation Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), the failure to be in compliance with which would have a Material Adverse Effect on the financial condition of the Borrower, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings and for which any reserves required by GAAP have been established. In the event the Borrower fails to satisfy its obligations under this Section
5.3 as to taxes, assessments and governmental charges, the Lender may but is not obligated to satisfy such obligations in whole or in part and any payments made and expenses incurred in doing so shall constitute Obligations, shall bear interest at the rate set forth in Section 2.4 from the date incurred and shall be paid or reimbursed by the Borrower on demand.

      5.4 ERISA. The Borrower will maintain, and cause each ERISA Affiliate to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case in an amount exceeding $10,000, or (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived with respect to any Plan in an aggregate amount exceeding $10,000. The Borrower will not permit, nor allow any ERISA Affiliate to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Borrower or any Subsidiary of the Borrower; and the Borrower will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lender) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets. The Borrower will not become, or permit any ERISA Affiliate to become, a party to any Multiemployer Plan.

      5.5 Assets and Insurance. The Borrower will maintain or require to maintain in full force and effect (a) an adequate errors and omissions insurance policy, (b) such other insurance coverage by financially sound and respectable insurers, on all properties of a character usually insured by organizations engaged in the same or similar business (including, without limitation, all real property covered by Mortgages to the extent normally required by prudent mortgagees) against loss or damage of a kind customarily insured against by such organizations, (c) adequate public liability insurance against tort claims which may be asserted against the Borrower, and (d) a mortgage bankers blanket bond insurance policy in at least the amount customarily maintained by organizations engaged in the same or similar business and under similar circumstances as the Borrower.

      5.6 Inspection, Visitation, etc. The Borrower will permit the Lender or any designated representative of the Lender in writing, at the Lender's expense, to visit and inspect any of the properties, corporate books and financial records of the Borrower and discuss its affairs and finances with the principal officers of the Borrower and its independent public accountants, all at such times as the Lender shall reasonably request.

      5.7 Further Assurances. The Borrower will take all such further actions and execute all such further documents and instruments as the Lender may at any time reasonably determine in its sole discretion to be necessary or advisable to further carry out and consummate the transactions contemplated by the Loan Documents and to perfect or protect the Liens granted to the Lender under any Loan Document.

      5.8 Reserved.

      5.9 Liens. The Borrower will not, directly or indirectly, create, incur, assume or permit to exist, any Lien (other than Permitted Liens) with respect to any property now owned or hereafter acquired by the Borrower, or any income or profits therefrom, except:

            (a) the security interests granted to the Lender under the Loan Documents;

            (b) Liens in connection with deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower;

            (c) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP;

            (d) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in title thereto which do not materially impair their use in the operation of its business;

            (e) Liens on equipment arising under any capitalized lease obligation or other purchase money Liens on equipment acquired after the signing date;

            (f) Liens incurred in connection with gestation repurchase agreements or similar arrangements, including, without limitation, (i) arrangements under which Borrower or its Subsidiaries are required to repurchase Mortgage-backed Securities or Mortgage Loans from the Lender or other counterparty reasonably satisfactory to the Lender, or (ii) credit facilities structured as loan and security agreements; provided, that (x) such gestation repurchase agreements or similar arrangements are not used to fund wet Mortgage Loans, and (y) such gestation repurchase agreements or similar arrangements are entered into in the ordinary course of business in contemplation of the subsequent non-recourse sale of such Mortgage-backed Securities or Mortgage Loans;

            (g) a pledge of the stock of NC Residual II Corporation to Financial Securities Assurance Corporation;

            (h) Liens incurred in connection with the U.S. Bank Repurchase Agreement; and

            (i) Liens incurred in connection with that certain Fourth Amended and Restated Credit Agreement, dated as of May 26, 1999, among the Borrower, U.S. Bank National Association and the lender parties thereto.

      5.10 Investments. The Borrower will not, directly or indirectly, make or own any Investment, except Investments in (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,
(c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,
(d) Mortgage Loans originated or acquired by the Borrower in the ordinary course of the Borrower's business, (e) certificates of deposits or bankers acceptances issued by any commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000, or by United States offices of foreign banks having the highest rating obtainable from a nationally recognized rating agency, in each case maturing within one year from the date of acquisition thereof, (f) investments in mutual funds that invest substantially all of their assets in Investments of the types described in subsections (a), (b), (c) and (e) of this Section 5.10,
(g) the Capital Stock of any Subsidiary of the Borrower (subject to the limitations set forth in Sections 5.13 and 5.16).

      5.11 Guarantees. The Borrower will not, directly or indirectly, create or become or be liable with respect to any Guarantee other than the Guarantees existing on the date hereof.

      5.12 Net Worth. The Borrower will at all times maintain Tangible Net Worth of not less than the greater of (i) $40,000,000 measured on a monthly basis (as at the end of each month) and (ii) 85% of Tangible Net Worth at the end of the most recently completed fiscal year plus (a) 90% of capital contributions made during such fiscal year plus (b) 50% of positive year to date net income.

      5.13 Restriction on Fundamental Changes. The Borrower will not engage in any business activities or operations substantially different from or unrelated to those in which the Borrower were engaged on the date of this Agreement, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business or property of, or stock or other evidence of beneficial ownership of, any Person, except:

            (a) the Borrower may sell or otherwise dispose of property in the ordinary course of business, provided such sales do not include all or substantially all of the assets of the Borrower; and

            (b) the Borrower and its Subsidiaries may engage in any business involving the origination, acquisition, service, sale or securitization of Mortgage Loans or other consumer obligations.

      5.14 Restricted Payments. The Borrower will not make any Restricted Payments.

      5.15 Reserved.

      5.16 Subsidiaries. The Borrower will not create or acquire any Subsidiaries, other than Subsidiaries engaged solely in any business involving the origination, acquisition, service, sale or securitization of Mortgage Loans or other consumer obligations.

      5.17 Affiliate Transactions. The Borrower will not enter into any transaction with an Affiliate of the Borrower, other than:

            (a) transactions in the ordinary course of business on terms no less favorable to the Borrower than those that would be obtained in an arm's-length transaction;

            (b) intercompany indebtedness of New Century Financial Corporation to the Borrower or NC Capital Corporation in an aggregate amount not to exceed $1,000,000;

            (c) intercompany indebtedness between the Borrower and NC Capital Corporation incurred in the ordinary course of business;

            (d) guarantees by New Century Financial Corporation of indebtedness of the Borrower secured by liens on equipment under an capitalized lease obligation or other purchase money liens on equipment in an amount not to exceed $10,000,000;

            (e) guarantees by New Century Financial Corporation of the Borrower's obligations under gestation repurchase agreements or similar arrangements;

            (f) guarantees by the Borrower of obligations in respect of (i) Junior Securitization Interests and (ii) gestation repurchase agreements;

            (g) transfers by the Borrower of real estate owned with a book value not to exceed $6,000,000 at any time to New Century REO Corp.;

            (h) transfers by the Borrower to NC Capital Corporation of (i) mortgage loans, (ii) Junior Securitization Interests and (iii) fixed assets used in the operation of NC Capital Corporation; and

            (i) transfers by the Borrower and NC Capital Corporation of Junior Securitization Interests to NC Residual Corporation or NC Residual II Corporation.

      5.18 Escrow Imbalances. The Borrower will, no later than five (5) Business Days after learning (from any source) of any material imbalance in any escrow account, fully and completely correct and eliminate such imbalance.

      5.19 Inconsistent Agreements. The Borrower will not, directly or indirectly, enter into any agreement containing any provision which would be violated or breached by the borrowing by the Borrower hereunder or by the performance by the Borrower of its obligations hereunder or under any other Loan Document.

      5.20 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

      5.21 Notice of Change of Chief Executive Office. It will provide Lender with not less than 30 days prior written notice of any change in its chief executive office to permit Lender to make any additional filings necessary to continue Lender's perfected security interest in the Collateral.

      5.22 Covenants of the Borrower with respect to the Pledged Assets.

            (a) The Borrower shall promptly deliver to the Lender (i) any report received by or required to be delivered by any Person pursuant to the Pooling and Servicing Agreement at the same time as required thereunder, including, without limitation, any trustee's report and any reports delivered to related surety companies; (ii) any notice of transfer of servicing; and (iii) any other such document or information as the Lender may reasonably request from time to time with respect to the Pledged Assets.

            (b) The Borrower shall permit the Lender to inspect its books and records relating to the Mortgage Loans, any Securitization Transaction, the Pledged Assets and other matters relating to the transactions contemplated hereby, upon reasonable prior notice and during normal business hours.

            (c) At any time and from time to time, upon the written request of Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument (including any certificated security or promissory note) or chattel paper (in each case as defined in the UCC), such instrument or chattel paper shall be immediately delivered to Lender, duly endorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement. Prior to such delivery, the Borrower shall hold all such instruments or chattel paper in trust for Lender, and shall not commingle any of the foregoing with any assets of the Borrower.

            (d) The Borrower shall pay, and save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

Section 6. Payments.

      Until the Loan is repaid in full, the Lender shall be entitled to receive all cash payments and distributions paid in respect of the Pledged Assets. If any sums of money or property so paid or distributed in respect of the Pledged Assets shall be received by the Borrower, (A) the Borrower shall hold such payments in trust, for the benefit of the Lender, (B) the Borrower shall either
(i) deposit any such payments in a custodial account or collection account as required under the related Pooling and Servicing Agreement, or (ii) segregate such funds from other funds of the Borrower, and (C) the Borrower shall remit to the Lender the full amount of each such payment on the first Business Day of the week in which such payment is received or, if sooner, on the Maturity Date.

Section 7. Rights of Lender as Pledgee.

      7.1 Until the Loan is repaid in full, if the Lender shall receive any and all cash dividends or distributions paid in respect of the Pledged Assets, the Lender shall apply such amounts in accordance with Section 2.7(b) hereof. All Proceeds while held by Lender (or by the Borrower in trust for Lender) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 9.3 hereof.

      7.2 If an Event of Default shall occur and be continuing,

            (a) Lender shall have the right to make application of any cash dividends or distributions paid in respect of the Pledged Assets to the Obligations in such order as is provided in Section 9.3 hereof, and

            (b) Lender shall have the right to notify any Person obligated on any Collateral of the rights of Lender hereunder, enter into any extension, settlement or compromise agreement relating to or affecting the Collateral, receive payment or performance of any insurance claims, claims for breach of warranty or any other claims concerning the Collateral, all without liability except to account for property actually received by it, but Lender shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

Section 8. Conditions Precedent.

      8.1 Conditions Precedent to this Agreement. The obligations of Lender to extend the Loan hereunder are subject to the receipt by Lender, concurrently with the signing of this Agreement, in form and substance satisfactory to Lender, of the following:

            (a) Evidence of the authority of the persons executing this Agreement, the Note and any other documents contemplated herein and therein, together with specimen signatures of such persons;

            (b) A certified copy of the Borrower's Articles of Incorporation and By-Laws and a good standing certificate from its State of incorporation;

            (c) Certified copies of all necessary resolutions of the Board of Directors of the Borrower authorizing the execution and delivery and performance under this Agreement and the Note;

            (d) The duly executed, original Note;

            (e) A certificate, as of the date of signing of the Agreement, by the President, a Vice President or the Treasurer of the Borrower certifying that the representations and warranties contained in Section 4 hereof are true and correct, that the Borrower is in compliance with the covenants set forth in
Section 5 and that no Default or Event of Default has occurred and is continuing;

            (f) The following opinions of counsel in form and substance reasonably satisfactory to Lender's counsel:

                  (i) Standard corporate opinions of the Borrower regarding due authorization, execution, consents, material litigation and noncontravention, which opinions may be rendered by in-house counsel;

                  (ii) Enforceability of the Agreement and the Note;

                  (iii) Collateral perfection opinion relating to the pledge of Collateral from the Borrower to Lender; and

            (g) Such other documents, certificates or financial or other information as Lender may reasonably request.

      8.2 Conditions Precedent to the Loan. In addition to each of the conditions precedent set forth in Section 8.1 being met, the obligations of Lender to extend the Loan hereunder shall be subject to the following conditions:

            (a) There shall not have occurred and be continuing any Event of Default and the Borrower shall be in compliance in all material respects with all of its respective covenants and obligations under this Agreement, and the Borrower shall be in compliance in all material respects with all of its covenants and obligations under the Note;

            (b) Lender shall have received the Notice of Borrowing described in
Section 2.2(a);

            (c) The following documents shall have been delivered to the Lender or Bailee with respect to the Pledged Assets: (i) the original documents described in Section 3.2 hereof, (ii) a copy of the executed Pooling and Servicing Agreement governing the Pledged Assets and/or any supplements thereto, and the offering documents related to the Pledged Assets, each certified by the Borrower or the Trustee or master servicer under such Pooling and Servicing Agreement as a true, correct and complete copy of the original, and all ancillary documents required to be delivered to the certificateholders under such Pooling and Servicing Agreement, and (iii) copies of distribution statements delivered to the Trustee for two months prior to the month in which the Request for Borrowing is made, if any, certified by the applicable servicer or master servicer as true and correct;

            (d) Financing statements on Form UCC-1 naming the Borrower as "debtor" and Lender as "secured party" and describing the Collateral as "collateral" thereunder, to be filed in each jurisdiction in which it is necessary to file to perfect a security interest in Collateral;

            (e) U.S. Bank National Association shall have consented in writing to the Lender's subordinate interest in the Other Assets; and

            (f) With respect to the collections received by the Borrower on the underlying Mortgage Loans, U.S. Bank National Association shall have agreed to set up a tri-party agreement or similar agreement (the "Tri-Party Agreement") whereby, upon the Borrower's failure to make a weekly remittance as required under Section 6 herein, the Lender would have control over the account into which such collections are deposited, which agreement shall be evidenced by a written agreement with terms mutually acceptable to the Lender, the Borrower and U.S. Bank National Association.

Section 9. Default.

      9.1 Events of Default. Each of the following events and occurrences shall constitute an Event of Default under this Agreement if not cured within three
(3) Business Days of their occurrence (provided that the events described in paragraphs (a), (f), (g) and (h) shall have no cure period):

            (a) The Borrower shall fail to make payment to Lender of (i) principal or interest when due of any amount that the Borrower is obligated to pay under this Agreement or the Note or (ii) any other amount payable by it hereunder or under any other Loan Document.

            (b) The earlier to occur of (i) a Responsible Officer having knowledge of such failure to perform or observe or (ii) written notice thereof from Lender of the Borrower failing to perform or observe any material provision of this Agreement.

            (c) The Borrower shall fail to perform or observe any other provision of this Agreement or the Note, within 15 days following the earlier of
(i) a Responsible Officer having knowledge of such failure to perform or observe or (ii) written notice thereof from Lender.

            (d) The Borrower shall fail to pay any money due under any other agreement, note, indenture or instrument evidencing, securing, guaranteeing or otherwise relating to indebtedness of the Borrower for borrowed money, which failure to pay constitutes a default or event of default under any such agreement or indebtedness, or the Borrower receives notice, or a Responsible Officer has knowledge, of any other default or event of default or other event which with the giving of notice or the passing of time or both would constitute a default or event of default under any such agreement or instrument, with respect to amounts due under such agreement or instrument, whether by acceleration or otherwise, in an aggregate amount of $5,000,000 or such lesser amount as shall be included in a cross-acceleration provision of any such agreement or instrument.

            (e) Any representation, warranty or certification made or deemed made by the Borrower herein or by the Borrower in any other Loan Document or any certificate furnished to the Lender pursuant to the provisions thereof or in connection with a Securitization Transaction, shall prove to have been false or misleading in any material respect as of the time made or furnished.

            (f) The Collateral or any other assets of the Borrower or any material Affiliate thereof are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not dissolved or dismissed within sixty (60) days thereafter; an application is made by any Person for the appointment of a receiver, trustee, or custodian for the Collateral or any assets of a member of the Borrower or any material Affiliate thereof and the same is not dismissed within sixty (60) days after the application thereof, or the Borrower or any material Affiliate thereof shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

            (g) An application is made by the Borrower or any material Affiliate thereof or for the appointment of a receiver, trustee or custodian for the Collateral or any other assets of the Borrower or any material Affiliate thereof; a petition under any section or chapter of the Bankruptcy UCC or any similar federal or state law or regulation shall be filed by the Borrower or any material Affiliate thereof or the Borrower or any material Affiliate thereof shall make an assignment for the benefit of its creditors, or any case or proceeding shall be filed by the Borrower or any material Affiliate thereof for its dissolution, liquidation, or termination, by the Borrower or any material Affiliate thereof, or the Borrower or any material Affiliate thereof ceases to conduct a material part of its current business.

            (h) The Borrower or any material Affiliate thereof is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, or a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation is filed against the Borrower or any Affiliate thereof, or any case or proceeding is filed against the Borrower or any Affiliate thereof, for its dissolution or liquidation, and such injunction, restraint, petition, case or proceeding is not dismissed within sixty (60) days after the entry of filing thereof.

            (i) The Borrower or any Affiliate thereof becomes insolvent or admits in writing to its inability to pay its debts as they mature.

            (j) An unaudited financial statement of the Borrower contains a material, adverse qualification with respect to the Borrower, the Pledged Assets or the Collateral.

            (k) A "default," "event of default" or "event of termination," however defined, shall occur under any Other Agreement, which has not been waived by Lender or its Affiliate, as applicable.

            (l) The Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens (subject only to Permitted Liens) on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender (except with respect to Permitted Liens).

            (m) The aggregate outstanding repurchase price for all assets subject to transactions under the U.S. Bank Repurchase Agreement exceeds $16,000,000.

      9.2 Acceleration. If not cured within the applicable cure period, if any, upon the continuance of an Event of Default, Lender may, by notice to the Borrower (which notice shall be deemed given automatically upon the occurrence of an Event of Default referred to in paragraph (a)(i), (e), (f), (g), (h) or
(i)), (A) declare the obligations of Lender hereunder to be terminated, whereupon those obligations shall terminate, and (B) declare immediately due and payable all amounts payable hereunder and under the Note by the Borrower that would otherwise be due after the date specified in the notice (or the date such notice is deemed given), whereupon all those amounts shall become immediately due and payable, all without further diligence, presentment, demand of payment, protest or notice of any kind, all of which are expressly waived by the Borrower. If any Event of Default shall occur and be continuing, Lender may take any lawful action to protect and enforce its rights by an action at law, including selling the Collateral, suit in equity or other appropriate proceedings, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. If Lender opts to sell the Collateral as one of its remedies upon an Event of Default, the Borrower shall remain liable for any remaining deficiency upon applying the proceeds of such sale against any and all amounts owed by the Borrower to Lender hereunder.

      9.3 Remedies on Default.

            (a) If an Event of Default shall have occurred and be continuing, at any time at Lender's election, Lender may apply all or any part of Proceeds of the Collateral in payment of the Obligations in the following order of priority:

                  FIRST, to the payment of all reasonable costs and expenses incurred by Lender in connection with the enforcement of this Agreement, the Note or, any other Loan Document or any of the Obligations, including, without limitation, all court costs and the reasonable costs or expenses incurred in connection with the exercise by Lender of any right or remedy under this Agreement, the Note or any other Loan Document;

                  SECOND, to the satisfaction of all other Obligations; and

                  THIRD, any excess to the Borrower or to whomsoever may be lawfully entitled to receive the same.

            (b) If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, to the extent permitted by law, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived and released. Lender shall apply any Proceeds from time to time held by it and the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including, without limitation, reasonable attorneys' fees and expenses of counsel to Lender, to the payment in whole or in part of the Obligations, in the order of priority specified in
Section 9.3(a) hereof, and only after such application and after the payment by Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against Lender arising out of the exercise by them of any rights hereunder, other than any such claims, damages and demands that may arise from its gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, to the extent permitted by law such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and expenses of any attorneys employed by Lender to collect such deficiency.

            (c) Nothing in this Agreement shall waive, modify or limit the rights of the Lender under the Tri-Party Agreement, all such rights being hereby reserved.

Section 10. Private Sales, Etc.

            The Borrower recognizes that Lender may be unable to effect a public sale of any or all of the Pledged Assets, and may be compelled to resort to one or more private sales thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.

Section 11. Tri-Party Agreement.

            The Lender shall have additional rights under the Tri-Party Agreement, including the ability to instructs each Trustee to comply with any instruction received by it from the Lender with respect to the deposits relating to the Collateral, without any other or further instructions from the Borrower. Such rights shall be in addition to any rights of the Lender hereunder.

Section 12. Reserved.

Section 13. Duty of Lender as Pledgee.

      Neither Lender nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

Section 14. Reserved.

Section 15. Miscellaneous.

      15.1 Expenses.

            The Borrower agrees to hold the Lender and each of its officers, directors, agents and employees (each, an "Indemnified Party") harmless from and indemnify each Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party in any suit, action, claim or proceeding relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, to the extent that, in each case, it results from anything other than the Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Lender for any sum owing under any Pledged Assets, or to enforce any provisions thereof, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender as and when billed by the Lender for all the Lender's costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel (including all reasonable fees and disbursements incurred in any action or proceeding between the Borrower and the Lender or between the Lender and any third party relating hereto). The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower.

      15.2 Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default hereunder, Lender is hereby authorized at any time and from time to time, without notice to the Borrower, or to any other person or entity, any such notice being hereby expressly waived, to set-off against any obligation owing by Lender or any Affiliate of Lender to the Borrower or any Affiliate thereof, or against any funds or other property of the Borrower or any Affiliate thereof held by or otherwise in the possession of Lender or any Affiliate of Lender, the obligations and liabilities of the Borrower to Lender under this Agreement or the Note, irrespective of whether or not Lender shall have made any demand hereunder or under the Note.

      15.3 Amendments. No provision of this Agreement may be amended, supplemented, modified or waived unless the same shall be in writing signed by Lender and the Borrower.

      15.4 Waiver of Notices, etc. The Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of its Obligations hereunder or under the Note, and any requirement that Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral, and all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations hereunder or under the Note.

      15.5 Waiver; Cumulative Rights. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      15.6 Binding Effect. This Agreement shall be binding upon and shall be enforceable by the Borrower and Lender and their respective successors and permitted assigns.

      15.7 Survival. The provisions of Section 15.1 shall survive the payment in full of the Loan and all other amounts payable under this Agreement and the Note.

      15.8 GOVERNING LAW, ETC.; WAIVER OF TRIAL BY JURY.

            (A) THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (B) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO ALSO WAIVES THE RIGHT IN ANY SUCH LITIGATION TO IMPOSE COUNTERCLAIMS OR SET-OFFS OF ANY KIND OR DESCRIPTION UNLESS SUCH COUNTERCLAIM OR SET-

OFF IS COMPULSORY OR MANDATORY IN NATURE UNDER THE NEW YORK CIVIL PRACTICE LAW AND RULES.

      15.9 Notice. Any notice hereunder shall be in writing and shall be personally delivered, transmitted by postage prepaid registered or certified mail, by facsimile, telegram or cable to the parties as follows:

To the Lender:                      Ocwen Federal Bank FSB
                                    The Forum, Suite 1002
                                    1675 Palm Beach Lakes Boulevard
                                    West Palm Beach, Florida  33401
                                    Attention: Secretary
                                    Facsimile Number: (561) 682-8177
                                    Confirmation Number: (561) 682-8517

To the Borrower:                    New Century Mortgage Corporation
                                    18400 Von Karman, Suite 1000
                                    Irvine, California 92612
                                    Attention: Pat Flanagan
                                    Facsimile Number: (949) 225-7878
                                    Confirmation Number: (949) 225-7843

      All notices and other communications shall be deemed to have been duly given on the date of receipt if delivered personally; the date five (5) calendar days after posting if transmitted by mail; or in the case of a facsimile, telegram or cable, at the time sent. Any party hereto may change its address for purposes hereof by written notice to the other.

      15.10 Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

      15.11 Counterparts. This Agreement may be signed in any number of counterparts which, taken together, shall constitute a full and original agreement for all purposes.

      15.12 Assignability.

            (a) The Borrower may not assign any of its rights or obligations hereunder or under the Note without the prior written consent of the Lender. The Lender may assign or transfer to any bank or other financial institution that makes or invests in loans all or any of its rights or obligations under this Loan Agreement and the other Loan Documents.

            (b) The Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating interests in any Advance, the Note, its commitment to make Advances, or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Loan Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Loan Agreement and the other Loan Documents, and the Borrower and the Lender shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Loan Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Loan Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Loan Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Loan Agreement or the Note; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof. The Lender also agrees that each Participant shall be entitled to the benefits of Section 15.1 with respect to its participation in the Loan outstanding from time to time; provided, that the Lender and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Lender would have been entitled to receive had no such transfer occurred.

            (c) The Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

            (d) The Borrower agrees to cooperate with the Lender in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment and/or participation. The Borrower further agrees to furnish to any Participant identified by the Lender to the Borrower copies of all reports and certificates to be delivered by the Borrower to the Lender hereunder, as and when delivered to the Lender.

      15.13 Hypothecation or Pledge of Collateral. Nothing in this Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

                           OCWEN FEDERAL BANK FSB,  as Lender and Pledgee

                           By:  /s/ Richard Delgado
                                -----------------------------------------
                                Name: RICHARD DELGADO
                                Title: Vice President


                           NEW CENTURY MORTGAGE CORPORATION
                           as Borrower and Pledgor

                           By:
                                -----------------------------------------
                                Name:
                                Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

                           OCWEN FEDERAL BANK FSB,  as Lender and Pledgee

                           By:
                                -----------------------------------------
                                Name:
                                Title:


                           NEW CENTURY MORTGAGE CORPORATION
                           as Borrower and Pledgor

                           By:  /s/ Patrick Flanagan
                                -----------------------------------------
                                Name: Patrick Flanagan
                                Title: EVP

                                    EXHIBIT A

                            [FORM OF PROMISSORY NOTE]

$30,000,000                                                   February 28, 2001
                                                              New York, New York

            FOR VALUE RECEIVED, NEW CENTURY MORTGAGE CORPORATION, a California corporation (the "Borrower"), hereby promises to pay to the order of OCWEN FEDERAL BANK FSB, a federal savings bank (the "Lender"), at the principal office of the Lender at The Forum, Suite 1002, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, in lawful money of the United States, and in immediately available funds, the principal sum of THIRTY MILLION DOLLARS ($30,000,000) (or such lesser amount as shall equal the unpaid principal amount of the Loan made by the Lender to the Borrower under the Facility Agreement as defined below), on the date and in the principal amount provided in the Facility Agreement, and to pay interest on the unpaid principal amount of such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Facility Agreement.

            The date, amount and interest rate of the Loan made by the Lender to the Borrower, and each payment made on account of the principal and interest thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Facility Agreement or hereunder in respect of the Loan made by the Lender.

            This Note is the Note referred to in Receivables Financing Facility Agreement dated as of February 28, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, the "Facility Agreement") between the Borrower and the Lender, and evidence the Loan made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Facility Agreement.

            The Borrower agrees to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

            Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

            The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

            Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Facility Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

            Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrower hereby submits to New York jurisdiction with respect to any action brought with respect to this Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.

            This Note shall be governed by and construed under the laws of the State of New York (without reference to choice of law doctrine but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Note) whose laws the Borrower expressly elects to apply to this Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

                                            NEW CENTURY MORTGAGE CORPORATION


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                              SCHEDULE OF THE LOAN

            This Note evidences the Loan made under the within-described Facility Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

                Principal     Interest    Amount Paid     Unpaid        Notation
Date Made    Amount of Loan     Rate      or Prepaid     Principal       Made by
                                                          Amount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT B

                              Notice of Borrowing

                                     (date)

Ocwen Federal Bank FSB
The Forum, Suite 1002
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida 33401

Ladies and Gentlemen:

            In accordance with Section 2.2(a) of that certain Receivables Financing Facility Agreement, dated as of February 28, 2001 (the "Agreement"), by and among Ocwen Federal Bank FSB, as Lender and Pledgee and the undersigned, as Borrower and Pledgor, the undersigned hereby requests a Loan on the date hereof in an amount equal to $________.

            In connection with such Loan, we are pledging the Pledged Assets listed on Annex I hereto as collateral security therefor.

                                     Very truly yours,

                                     NEW CENTURY MORTGAGE CORPORATION,
                                     Borrower


                                     By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                   Annex I to

                                    Exhibit B

                                 PLEDGED ASSETS

                                  [to be added]

                                    EXHIBIT C

                           SECURITIZATION TRANSACTIONS

1. Pooling and Servicing Agreement, dated as of February 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC1.

2. Pooling and Servicing Agreement, dated as of May 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC2.

3. Pooling and Servicing Agreement, dated as of June 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC3.

4. Pooling and Servicing Agreement, dated as of August 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC4, as amended by Amendment No. 1, dated as of May 15, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, as Trustee.

5. Pooling and Servicing Agreement, dated as of September 1, 1997, among Financial Asset Securities Corp., as Depositor, New Century Mortgage Corporation, as Seller and Master Servicer, and U.S. Bank Trust National Association, f/k/a First Trust National Association, as Trustee for Asset Backed Pass-Through Certificates, New Century Home Equity Loan Trust, Series 1997-NC5, as amended by Amendment No. 1, dated as of May 15, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank Trust National Association, as Trustee.

6. Pooling and Servicing Agreement, dated as of November 1, 1997, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1997-NC5.

7. Pooling and Servicing Agreement, dated as of December 1, 1997, among Financial Asset Securities Corp., as Depositor, New Century Mortgage Corporation, as Seller and Master

      Servicer, and U.S. Bank National Association, d/b/a First Bank National Association, as Trustee for Asset Backed Pass-Through Certificates, New Century Home Equity Loan Trust, Series 1997-NC6.

8. Pooling and Servicing Agreement, dated as of March 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1998-NC1.

9. Pooling and Servicing Agreement, dated as of May 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for Asset-Backed Floating Rate Certificates, Series 1998-NC2.

10. Pooling and Servicing Agreement, dated as of June 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for New Century Asset-Backed Certificates, Series 1998-NC3.

11. Pooling and Servicing Agreement, dated as of September 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1998-NC4.

12. Pooling and Servicing Agreement, dated as of September 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, and U.S. Bank National Association, as Trustee for New Century Asset-Backed Floating Rate Certificates, Series 1998-NC6.

13. Pooling and Servicing Agreement, dated as of December 1, 1998, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer and Servicer, Option One Mortgage Corporation as Servicer, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Mortgage Pass-Through Certificates, Series 1998-NC7.

14. Pooling and Servicing Agreement, dated as of March 1, 1999, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Mortgage Pass-Through Certificates, Series 1999-NC1.

15. Pooling and Servicing Agreement, dated as of March 1, 1999, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master

      Servicer, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Floating Rate Mortgage Pass-Through Certificates, Series 1999-NC2.

16. Pooling and Servicing Agreement, dated as of April 1, 1999, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, Ameriquest Mortgage Company, Long Beach Mortgage Company, New Century Mortgage Corporation and Ocwen Federal Bank FSB, as Servicers, and Norwest Bank Minnesota, National Association, as Trustee for Floating Rate Mortgage Pass-Through Certificates, Series 1999-3.

17. Pooling and Servicing Agreement, dated as of June 1, 1999, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Floating Rate Mortgage Pass-Through Certificates, Series 1999-NC3.

18. Pooling and Servicing Agreement, dated as of June 1, 1999, among Financial Asset Securities Corp., as Depositor, New Century Mortgage Corporation, as Servicer, NC Capital Corporation as Seller, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for New Century Home Equity Loan Trust, Series 1999-NCA.

19. Pooling and Servicing Agreement, dated as of August 1, 1999, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Floating Rate Mortgage Pass-Through Certificates, Series 1999-NC4.

20. Pooling and Servicing Agreement, dated as of September 1, 1999, among New Century Mortgage Securities, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank Milwaukee, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for New Century Home Equity Loan Trust, Series 1999-NCB.

21. Pooling and Servicing Agreement, dated as of December 1, 1999, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for Floating Rate Mortgage Pass-Through Certificates, Series 1999-NC5.

22. Pooling and Servicing Agreement, dated as of December 1, 1999, among New Century Mortgage Securities, Inc., as Depositor, New Century Mortgage Corporation, as Servicer, NC Capital Corporation as Seller, Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for New Century Home Equity Loan Trust, Series 1999-NCD.

23. Pooling and Servicing Agreement, dated as of March 1, 2000, among New Century Mortgage Securities, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer,

      Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for New Century Home Equity Loan Trust, Series 2000-NC1.

24. Pooling and Servicing Agreement, dated as of June 1, 2000, among New Century Mortgage Securities, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator for New Century Home Equity Loan Trust, Series 2000-NCA, as amended by Amendment No. 1 dated as of July 31, 2000 and Amendment No. 2 dated as of September 15, 2000, each among New Century Mortgage Securities, Inc., as Depositor, New Century Mortgage Corporation, as Master Servicer, Firstar Bank, N.A., as Trustee and U.S. Bank National Association, as Trust Administrator.

25. Pooling and Servicing Agreement, dated as of June 1, 2000, among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, New Century Mortgage Corporation and Option One Mortgage Corporation, as Master Servicers, U.S. Bank National Association, as Trust Administrator and National City Bank, as Trustee for Home Equity Loan Pass-Through Certificates, Series 2000-HE1.

                                    EXHIBIT D

                  [FORM OF OPINION OF COUNSEL TO THE BORROWER]

                                ________ __, 2001

Ocwen Federal Bank FSB
The Forum, Suite 1002
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida 33401

      Re: Receivables Financing Facility Agreement, dated as of February 28, 2001, by and between Ocwen Federal Bank FSB, as Lender and Pledgee, and New Century Mortgage Corporation, as Borrower and Pledgor

Ladies and Gentlemen:

      We have acted as special counsel to New Century Mortgage Corporation, a California corporation (the "Borrower") in connection with the preparation, execution and delivery of:

      (a) the Receivables Financing Facility Agreement, dated as of February 28, 2001 (the "Residual Financing Agreement"), by and between Ocwen Federal Bank FSB (the "Lender") and the Borrower; and

      (b) the Note (as defined in the Receivables Financing Facility Agreement). (the documents referred to in clauses (a) and (b), collectively, the "Delivered Documents").

      This opinion is being furnished to the Lender at the request of the Borrower.

      In rendering the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Delivered Documents, (ii) the articles of incorporation and by-laws of the Borrower, as in effect on the date hereof, (iii) resolutions of the boards of directors of the Borrower relating to each of the Delivered Documents adopted on or prior to the date hereof, and (iv) such certificates of public officials and such other certificates, documents, records, and statements of officers and other representatives of the Borrower, and public officials as we have deemed appropriate or necessary as the basis for the opinions set forth below. As to certain facts material to the opinions expressed herein, we have relied upon, and assumed the accuracy of, (v) the representations and warranties contained in the Delivered Documents, and (vi) the certificates and other documents, records and statements referred to in the immediately preceding sentence. We have assumed the genuineness of all signatures (other than those of the Borrower), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies of the authenticity of the originals of such copies. We have also assumed the due execution and delivery, pursuant to due authorization, by the Lender of the Receivables Financing Facility Agreement.

      We are admitted to the bar in the State of [_______] and we express no opinion as to the laws of any jurisdiction other than the laws of the State of [______], the General Corporation Law of the State of [_______], the Uniform Commercial Code as in effect in the state of New York and the Federal securities laws of the United States.

      Based upon the foregoing, and subject to the qualifications and exceptions stated herein, we are of the opinion that:

      1. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except, with respect to the preceding clause (c), to the extent that the failure to be so qualified and in good standing would not, in the aggregate, reasonably be expected or have a material adverse effect on the business, operations, property or condition (financial or otherwise) or prospects of the Borrower (a "Material Adverse Effect").

      2. The Borrower has the corporate power and authority to execute, deliver and perform each of the Delivered Documents to which it is a party. The Borrower has the corporate power and authority to borrow under the Residual Financing Agreement and the Note, and the Borrower has taken all necessary corporate action to authorize such borrowings on the terms and subject to the conditions of the Delivered Documents, and the execution, delivery and performance of each of the Delivered Documents.

      3. No consent or authorization of, filing with or other act by or in respect of any governmental authority of or within the State of [________], or with respect to the General Corporation Law of the State of [________] is required in connection with the borrowings under the Receivables Financing Facility Agreement and the Note or with the execution, delivery, performance, validity or enforceability of the Delivered Documents, except for consents, authorizations and filings which have been obtained or made, as the case may be, and are in full force and effect.

      4. Each of the Delivered Documents has been duly executed and delivered on behalf of the Borrower and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer of other similar laws relating to or affecting the rights of creditors and (ii) the application of general principles of equity (regardless of whether endorsement is considered in proceedings at law or in equity).

      5. The execution, delivery and performance by the Borrower of the Delivered Documents to which it is a party, the borrowings by the Borrower under the Receivables Financing Facility Agreement and the use of the proceeds thereof, and the granting of liens by the Borrower pursuant to the Receivables Financing Facility Agreement, will not violate any Requirement of Law of the State of [______] or in respect of the General Corporation Law of the State of [_______], or, to the best of our knowledge, any of the material terms or provisions of, or constitute a default under, any indenture, mortgage, loan agreement, deed of trust or any other material agreement or instrument to which the Borrower is a party or by which the Borrower is bound (collectively, the "Specified Agreements"), and will not result in, or require, the creation or imposition of any lien on any of either of their respective properties or revenues pursuant to any such Requirement of Law or Specified Agreement (other than the liens created by the Receivables Financing Facility Agreement in favor of the Lender). As used herein "Requirement of Law" means the governing documents of the Borrower, or any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon, the Borrower or any of its property or to which the Borrower or any of its property is subject.

      6. No litigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best of our knowledge, threatened by or against the Borrower, or any of its respective subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Delivered Documents or any of the transactions contemplated thereby, or (b) which would reasonably be expected to have a Material Adverse Effect.

      7. The Borrower is not (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      8. The provisions of the Receivables Financing Facility Agreement are effective to create, in favor of the Lender, a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the "Collateral" described therein.

      9. Upon (i) delivery to the Lender of the Pledged Assets, together with a stock power for each Pledged Assets endorsed in blank by a duly authorized officer of the Borrower, and (ii) the filing of financing statements in the form of Annex A in the offices in the jurisdictions as listed on Schedule 1 hereto, the security interests created under the Receivables Financing Facility Agreement will constitute fully perfected first priority security interests in all right, title and interest of the Borrower in the "Collateral" described therein which can be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code as in effect in the State of [________].

      10. Other than nominal recording fees, no fees, taxes or other charges are due in connection with the financing statements referred to in paragraph 9.

                                      * * *

      This opinion is rendered only to the Lender, is solely for its benefit in connection with the above transactions and may not be relied upon by the Lender for any other purpose, relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                                                     Very truly yours,

                                    EXHIBIT E

                                   [RESERVED]

                                    EXHIBIT F

                       FORM OF TRUSTEE INSTRUCTION LETTER

                               __________ __, 2001

[_______________], as Trustee
__________________________
__________________________
Attention: _______________

            Re: Receivables Financing Facility Agreement, dated as of February 28, 2001, by and between Ocwen Federal Bank FSB, as Lender and Pledgee, and New Century Mortgage Corporation, as Borrower and Pledgor

Ladies and Gentlemen:

            Pursuant to Section 3.3 of the Receivables Financing Facility Agreement, dated as of February 28, 2001 (the "Facility Agreement"), between Ocwen Federal Bank FSB (the "Lender") and New Century Mortgage Corporation (the "Borrower"), you are hereby notified that: (i) the Borrower has pledged to the Lender the Receivables described on Schedule 1 hereto (the "Receivables"), (ii) each of the Receivables is subject to a security interest in favor of the Lender and (iii) unless otherwise notified by the Lender in writing, any payments or distributions made with respect to such Receivables should be remitted immediately by the Trustee directly to the Lender, in accordance with the following wire instructions:

            --------------------

            Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to the Lender promptly upon receipt.

                                        Very truly yours,

                                        NEW CENTURY MORTGAGE CORPORATION

                                        By: _____________________________
                                            Name:
                                            Title:

ACKNOWLEDGED:

_____________________________, as Trustee

By: _____________________________________
    Name:

Title:

                                    EXHIBIT G

                          CERTIFICATES OF THE BORROWER

                            CERTIFICATE OF INCUMBENCY

I,                     , being Secretary of New Century Mortgage Corporation, a
corporation incorporated under the laws of the State of [__________] (the "Corporation") hereby certify that the following individual currently holds the title in the Corporation as set forth opposite his name and that the signature also set forth opposite his name is true and correct. Furthermore, the below named individual, or his legal designees, has been authorized to enter into the Receivables Financing Facility Agreement dated as of February 28, 2001, between New Century Mortgage Corporation and Ocwen Federal Bank FSB on behalf of the Corporation and is authorized to take any action necessary to effectuate said agreements.

Date: ________ __, 2001

                 , Secretary

                             SECRETARY'S CERTIFICATE

I,                      , Secretary of New Century Mortgage Corporation, a
[_______] corporation, hereby certify that the Articles of Incorporation and the By-laws attached hereto are true and correct copies of the original documents in my possession and that no action has been taken to rescind or amend said documents.

Date: ________ __, 2001

                 , Secretary

                             SECRETARY'S CERTIFICATE

I,                    , being the Secretary of New Century Mortgage Corporation, a [________] corporation, hereby certify that the following is a full, true and correct copy of resolutions duly and regularly adopted by unanimous consent of the Board of Directors of said Corporation as of _________, 2001, and that no action has been taken to rescind or amend said resolutions and the same are in full force and effect.

BE IT RESOLVED, that New Century Mortgage Corporation is hereby authorized and empowered to enter into the Receivables Financing Facility Agreement (the "Agreement"), dated as of February 28, 2001, for the principal amount of up to Eighteen Million Dollars ($18,000,000), with Ocwen Federal Bank FSB, and any other documents necessary to effect the same and to carry out any and all transactions contemplated thereby, including but not limited to the Note.

RESOLVED, that the following individuals are authorized and empowered to act on behalf of the Corporation to take such actions, including the execution and delivery of the Agreement and documents, and the signature of any one of the individuals listed below shall be adequate to bind the Corporation:____________________.

Date: ________ __, 2001

                 , Secretary